Exhibit 107.1

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

BA Credit Card Funding, LLC

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

TABLE 1—NEWLY REGISTERED AND CARRY FORWARD SECURITIES(a)

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered(b)(c)	Proposed maximum offering price per unit(d)	Maximum aggregate offering price(d)	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Notes	415(a)(6)	$17,498,899,022	100%	$17,498,899,022			SF-3	333-228572, 333-228572-01 and 333-228572-02	December 6, 2018	$537,216.20

Carry Forward Securities	Asset-Backed Securities	Collateral Certificate(e)	415(a)(6)	—	—	—			—	—	—	—

	Total Offering Amounts					$17,498,899,022		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(a)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement and the prospectus included herein relate to $17,498,899,022 aggregate principal amount of Notes that were previously registered, but which remain unsold, under a registration statement on Form SF-3 (File nos. 333-228572, 333-228572-01 and 333-228572-02), initially filed on November 28, 2018 with an initial effective date of December 6, 2018. A filing fee of $537,216.20 was previously paid in connection with such unsold Notes.

(b)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(c)

With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(d)	Estimated solely for the purpose of calculating the registration fee.
(e)

This Registration Statement and the prospectus included herein also relate to a Collateral Certificate, which is pledged as security for the Notes, and which, pursuant to Commission regulations, is deemed to constitute part of any distribution of the Notes. No additional consideration will be paid by the purchasers of the Notes for the Collateral Certificate and, pursuant to Rule 457(t) under the Securities Act, no separate registration fee for the Collateral Certificate is required to be paid.

TABLE 2—FEE OFFSET CLAIMS AND SOURCES†

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Security type associated with fee offset claimed	Security title associated with fee offset claimed	Unsold securities associated with fee offset claimed	Unsold aggregate offering amount associated with fee offset claimed	Fee paid with fee offset source

Rules 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

†	Table 2 is not applicable to this Registration Statement.

TABLE 3—COMBINED PROSPECTUSES††

Security type	Security class title	Amount of securities previously registered	Maximum aggregate offering price of securities previously registered	Form type	File number	Initial effective date

Fee Offset Claims

††	Table 3 is not applicable to this Registration Statement.